Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144156) of Abington Bancorp, Inc. of our report dated June 24, 2009 relating to the financial statements and schedule of the Abington Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ BEARD MILLER COMPANY LLP
Beard Miller Company LLP
Reading, Pennsylvania
June 24, 2009